Explanation of Responses

Name:	Citadel Equity Fund Ltd.
Citadel Derivatives Group LLC

Address:	c/o Citadel Investment Group, L.L.C.
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Issuer and
Ticker Symbol:	Fushi International, Inc. (now known as Fushi Copperweld, Inc.) [FSIN]

Date of Event
Requiring Statement:	1/10/2008

Explanation of Responses:

Citadel Equity Fund Ltd. ("CEFL") entered into a notes purchase agreement, dated January 24, 2007 (the "Purchase Agreement") with the Issuer, Fushi Holdings, Inc. (formerly, Diversified Product Inspections, Inc.), a wholly-owned subsidiary of the Issuer ("FHI"), Fushi International (Dalian) Bimetallic Cable Co., Ltd. (formerly, Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd.), a wholly-owned subsidiary of FHI and Dalian Fushi Bimetallic Manufacturing Co., Ltd., to purchase $20,000,000 of the principal amount of the Issuer's 3.0% Guaranteed Senior Secured Convertible Notes due 2012 (the "Notes"). The Notes are convertible into shares of common stock of the Issuer at a conversion price equal to the conversion rate in effect at such time of conversion. The initial conversion price of the Notes was $7.00 per share.

On January 10, 2008, CEFL effected the conversion of $15,000,000 in principal amount of the Notes into 2,142,857 shares of Common Stock at a conversion price of $7.00 per share. As a result of the conversion, 2,142,857 shares of Common Stock were issued to CEFL on January 17, 2008.

Citadel Limited Partnership is the trading manager of CEFL and consequently has voting control and investment discretion over securities held by CEFL, and may be deemed to indirectly control CEFL. Citadel Investment Group (Hong Kong) Limited provides investment advisory services to Citadel Limited Partnership with respect to Hong Kong-based investment activities. Citadel Investment Group, L.L.C. is the general partner of Citadel Limited Partnership.

Citadel Derivatives Group LLC ("CDG") is the owner of 100 shares of common stock of the Issuer. CDG is a broker-dealer registered with the Securities and Exchange Commission. Citadel Holdings I LP ("CH-I") is the non-member manager of CDG. Citadel Investment Group II, L.L.C. ("CIG-II") is the general partner of CH-I.

Kenneth Griffin is the President and Chief Executive Officer of, and the owner of a controlling interest in, Citadel Investment Group, L.L.C. and Citadel Investment Group II, L.L.C.

JOINT FILER INFORMATION

Name:	Citadel Investment Group, L.L.C.

Address:	131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel Equity Fund Ltd.

Issuer and
Ticker Symbol:	Fushi International, Inc. (now known as Fushi Copperweld, Inc.) [FSIN]

Date of Event
Requiring Statement:	1/10/2008

CITADEL INVESTMENT GROUP, L.L.C.

By:  /s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Limited Partnership

Address:	c/o Citadel Investment Group, L.L.C.
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel Equity Fund Ltd.

Issuer and
Ticker Symbol:	Fushi International, Inc. (now known as Fushi Copperweld, Inc.) [FSIN]

Date of Event
Requiring Statement:	1/10/2008

CITADEL LIMITED PARTNERSHIP

By:  Citadel Investment Group, L.L.C.,
its General Partner

By:  /s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Investment Group (Hong Kong) Limited

Address:	c/o Citadel Investment Group, L.L.C.
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel Equity Fund Ltd.

Issuer and
Ticker Symbol:	Fushi International, Inc. (now known as Fushi Copperweld, Inc.) [FSIN]
Date of Event
Requiring Statement:	1/10/2008

CITADEL INVESTMENT GROUP (HONG KONG) LIMITED

By:  Citadel Investment Group, L.L.C.,
its Sole Shareholder

By:  /s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Derivatives Group LLC

Address:	c/o Citadel Investment Group, L.L.C.
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel Equity Fund Ltd.

Issuer and
Ticker Symbol:	Fushi International, Inc. (now known as Fushi Copperweld, Inc.) [FSIN]

Date of Event
Requiring Statement:	1/10/2008

CITADEL DERIVATIVES GROUP LLC

By:  Citadel Holdings I LP,
its Non-Member Manager

By:  Citadel Investment Group II, L.L.C.,
its General Partner

By:  /s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Holdings I LP

Address:	c/o Citadel Investment Group, L.L.C.
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel Equity Fund Ltd.

Issuer and
Ticker Symbol:	Fushi International, Inc. (now known as Fushi Copperweld, Inc.) [FSIN]
Date of Event
Requiring Statement:	1/10/2008

CITADEL HOLDINGS I LP

By: Citadel Investment Group II, L.L.C.,
its General Partner

By:  /s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Citadel Investment Group II, L.L.C.

Address:	c/o Citadel Investment Group, L.L.C.
131 S. Dearborn Street, 32nd Floor

Chicago, Illinois 60603

Designated Filer:	Citadel Equity Fund Ltd.

Issuer and
Ticker Symbol:	Fushi International, Inc. (now known as Fushi Copperweld, Inc.) [FSIN]
Date of Event
Requiring Statement:	1/10/2008

CITADEL INVESTMENT GROUP II, LLC

By:  /s/ John C. Nagel
John C. Nagel, Authorized Signatory

JOINT FILER INFORMATION

Name:	Kenneth Griffin

Address:	c/o Citadel Investment Group, L.L.C.
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

Designated Filer:	Citadel Equity Fund Ltd.

Issuer and
Ticker Symbol:	Fushi International, Inc. (now known as Fushi Copperweld, Inc.) [FSIN]

Date of Event
Requiring Statement:	1/10/2008

By:  /s/ John C. Nagel
John C. Nagel, attorney-in-fact**

** John C. Nagel is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 24, 2006, and attached hereto. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G for Morgans Hotel Group Co.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints John Nagel as the undersigned's true and lawful authorized representative and attorney-in-fact to execute for and on behalf of the undersigned and to file with the United States Securities and Exchange Commission and any other authority: (1) any Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules promulgated thereunder; and (b) any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the 1934 Act and the rules promulgated thereunder.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 or Schedule 13D or 13G, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 15, 2006.

/s/ Kenneth Griffin

Kenneth Griffin